SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                     National Patent Development Corporation
             (Exact name of registrant as specified in its charter)


              Delaware                                     13-4005439
------------------------------------       ------------------------------------
(State of incorporation or organization)   (I.R.S. Employer Identification No.)


      777 Westchester Avenue
         White Plains, NY                          10604
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(Address of principal executive offices)                 (Zip Code)


         Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                Name of each exchange on which
            to be so registered                each class is to be registered

                   None                               None

If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. |X|

Securities Act registration statement file number to which this Form relates:
333-118568

         Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, $.01 par value per share
                                (Title of class)


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Item 1.  Description of Registrant's Securities to be Registered

         The description of the common stock, par value $.01 per share, of the Registrant to be registered hereunder is set forth under the caption "Description of Capital Stock - Common Stock" contained in the prospectus constituting Part I of the Registrant's Registration Statement on Form S-1 (File No. 333-118568), initially filed with the Securities and Exchange Commission on August 26, 2004, as amended from time to time, and is hereby incorporated by reference in answer to this item.

Item 2.  Exhibits

The documents listed below are filed as exhibits to this Registration Statement.

  Exhibit No.                       Description

     3.1 Form of Amended and Restated Certificate of Incorporation of National Patent Development Corporation. (Incorporated herein by reference to Exhibit 3.1 of Registrant's Registration Statement on Form S-1, filed on August 26, 2004.)

     3.2 Amended and Restated Bylaws of National Patent Development Corporation. (Incorporated herein by reference to Exhibit 3.2 of Registrant's Registration Statement on Form S-1, filed on August 26, 2004.)

     4.1 Form of certificate representing shares of common stock, par value $0.01 per share, of National Patent Development Corporation. (Incorporated herein by reference to Exhibit 4.1 of Registrant's Registration Statement on Form S-1, filed on August 26, 2004.)

                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                        NATIONAL PATENT DEVELOPMENT CORPORATION


                                        Andrea D. Kantor
                                        Vice President and General Counsel

Dated: November 8, 2004

                                  EXHIBIT INDEX


  Exhibit No.                          Description


     3.1 Form of Amended and Restated Certificate of Incorporation of National Patent Development Corporation. (Incorporated herein by reference to Exhibit 3.1 of Registrant's Registration Statement on Form S-1, filed on August 26, 2004.)

     3.2 Amended and Restated Bylaws of National Patent Development Corporation. (Incorporated herein by reference to Exhibit 3.2 of Registrant's Registration Statement on Form S-1, filed on August 26, 2004.)

     4.1 Form of certificate representing shares of common stock, par value $0.01 per share, of National Patent Development Corporation. (Incorporated herein by reference to Exhibit 4.1 of Registrant's Registration Statement on Form S-1, filed on August 26, 2004.)